Exhibit 10.24

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of January 28, 2020 (the "Third Amendment Effective Date"), is made by HELIOS TECHNOLOGIES, INC. (f/k/a SUN HYDRAULICS CORPORATION), a Florida corporation (the "Borrower"), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), each of the Lenders (as defined in the Credit Agreement), and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 22, 2016, as amended by that certain First Amendment, Consent and Joinder to the Credit Agreement dated as of April 1, 2018, and as further amended by that certain Second Amendment to Credit Agreement dated as of May 20, 2019 (as further amended, restated modified or supplemented, the "Credit Agreement"; except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Credit Agreement);

WHEREAS, the Borrower has requested that, as of the Third Amendment Effective Date, the Lenders amend certain terms of the Credit Agreement as set forth herein; and the Lenders are willing to do so upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Amendments to Credit Agreement.

(a)The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in alphabetical order:

“Available Currencies” means, at any time, Dollars and all Optional Currencies at such time; individually, an “Available Currency”.

“Benchmark Replacement” means, with respect to any Available Currency, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower for such Available Currency giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Euro Rate for (A) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark

Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Euro Rate for any Available Currency with an alternate benchmark rate for each applicable Interest Period for such Available Currency, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Euro Rate in such Available Currency with the applicable Benchmark Replacement for such Available Currency (excluding such spread adjustment) by the Relevant Governmental Body with respect to such Available Currency or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Euro Rate for (A) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Euro Rate for such Available Currency to the Benchmark Replacement for such Available Currency and (ii) yield- or risk-based differences between the Euro Rate and the Benchmark Replacement for such Available Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement for any Available Currency, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement for such Available Currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice in the United States (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Euro Rate for any Available Currency:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the

Euro Rate for such Available Currency permanently or indefinitely ceases to provide the Euro Rate for such Available Currency; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Euro Rate for any Available Currency:

(1) a public statement or publication of information by or on behalf of the administrator of the Euro Rate for such Available Currency announcing that such administrator has ceased or will cease to provide the Euro Rate for such Available Currency, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro Rate for such Available Currency;

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Euro Rate for such Available Currency, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Euro Rate for such Available Currency, a resolution authority with jurisdiction over the administrator for the Euro Rate for such Available Currency or a court or an entity with similar insolvency or resolution authority over the administrator for the Euro Rate for such Available Currency, which states that the administrator of the Euro Rate for such Available Currency has ceased or will cease to provide the Euro Rate for such Available Currency permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Euro Rate for such Available Currency; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Euro Rate for such Available Currency or an Official Body having jurisdiction over the Administrative Agent announcing that the Euro Rate for such Available Currency is no longer representative.

“Benchmark Unavailability Period” means, with respect to any Available Currency, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Euro Rate for such Available Currency and solely to the extent that the Euro Rate for such Available Currency has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement  Date for such Available Currency has occurred if, at such time, no Benchmark Replacement for such Available Currency has replaced the Euro Rate for such Available Currency for all purposes hereunder in accordance with Section 4.4.2 and (y) ending at the time that a Benchmark Replacement for such Available Currency has replaced the Euro Rate for such Available Currency for all purposes hereunder pursuant to Section 4.4.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Early Opt-in Event” means a determination by the Administrative Agent that (a) with respect to Dollar Loans under the Euro Rate Option, U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in Section 4.4.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in Section 4.4.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro Rate for loans in such Optional Currency.

“LLC Division” means, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

“Supported QFC” has the meaning specified in Section 10.22.

“Third Amendment Effective Date” means January 28, 2020.

“QFC” has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.15.

“Relevant Governmental Body” means (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Official Body or other applicable Person for loans in such Optional Currency as determined by the Administrative Agent in its sole discretion.

(b)The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended by deleting the third from last sentence in such definition in its entirety and replacing it with the following:

For any period of determination in which a Loan Party has completed a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis for such period as if such Permitted Acquisition had occurred on the first (1st) day of such period, as evidenced by pro forma financial statements in form and substance satisfactory to the Administrative Agent, in each case determined and consolidated for the Borrower and its Subsidiaries in accordance with GAAP; provided that, in preparing such pro forma financial statements, (a) income statement and cash flow statement items attributable to the Person or property acquired shall only be included to the extent (a) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.01 and (B) such items are supported by financial statements of, or other information related to, the Person or property acquired, in each case reasonably satisfactory to the Administrative Agent.

(c)The definition of “Permitted Foreign Subsidiary Investments” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition, to be inserted in Section 1.1 of the Credit Agreement in alphabetical order:

"Permitted Non-Loan Party Investments” shall mean Investments by any Loan Party in any Subsidiary that is not a Loan Party; provided that, the aggregate outstanding amount of such Investments shall not exceed $30,000,000.00 at any time.

(d)The definition of “Permitted Intercompany Investments” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:

"Permitted Intercompany Investments” shall mean (A) investments in any Loan Party, (B) investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (C) Permitted Non-Loan Party Investments.

(e)A new Section 1.5 is hereby added to the Credit Agreement as follows:

1.5  Divisions. For all purposes under the Loan Documents, in connection with any LLC Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(f)A new Section 1.6 is hereby added to the Credit Agreement as follows:

Section 1.6Euro Rate Notification.  Section 4.4.2 [Successor Euro Rate Index] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that one or more Relevant Interbank Market offered rates is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to any Relevant Interbank Market offered rate or other rates in the definition of "Euro Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(g)Section 4.4.2 [Successor Euro Rate Index] is hereby amended and restated in its entirety as follows:

Section 4.4.2 Successor Euro Rate Index.

(i)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred with respect to the Euro Rate for any Available Currency, the Administrative Agent and the Borrower may amend this Agreement to replace the Euro Rate for such Available Currency with a Benchmark Replacement for such Available Currency; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement with respect to the Euro Rate for any Available Currency is effective, each advance, conversion and renewal of a Loan in such Available Currency under the Euro Rate Option will continue to bear interest with reference to the Euro Rate for such Available Currency; provided however, during a Benchmark Unavailability Period with respect to any Available Currency (i) any pending selection of, conversion to or renewal of a Loan in such Available Currency bearing interest under the Euro Rate Option that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate Option with respect to such Loan in the Dollar Equivalent amount of such Loan, (ii) all outstanding Loans in such Available Currency bearing interest under the Euro Rate Option shall automatically be (A) if in Dollars, converted to the Base Rate Option at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro Rate Option) (B) if in an Optional Currency, converted to a Loan in Dollars under the Base Rate Option in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if the Administrative Agent cannot continue to lawfully maintain such affected Loan under the Euro Rate Option in such Optional Currency) and (iii) the component of the Base Rate based upon the Euro Rate will not be used in any determination of the Base Rate.

(ii)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 4.4.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.4.2.

(h)Section 6.1 [Representations and Warranties] of the Credit Agreement is hereby amended by adding the following Section 6.1.20:

“6.1.20.Beneficial Ownership.  As of the Third Amendment Effective Date, the information included in any Beneficial Ownership Certification delivered to any Lender, if applicable, is true and correct in all respects.”

(i)Section 8.2.1 [Indebtedness] of the Credit Agreement is hereby amended by deleting clauses (iii) and (x) thereof in their entirety and replacing them with the following new clauses (iii) and (x):

"(iii)

Indebtedness of a Loan Party to another Loan Party or any Subsidiary of a Loan Party, in each case which is subordinated pursuant to the Intercompany Subordination Agreement or other subordination provisions in form and substance reasonably acceptable to the Administrative Agent;"

"(x)

(A) Indebtedness of a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party and (B) Indebtedness of a Subsidiary that is not a Loan Party to a Loan Party provided that such intercompany Indebtedness is permitted under Section 8.2.4 [Loans and Investments];"

(j)Section 8.2.3 [Guaranties] of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.2.3Guaranties.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any

Guaranty of any obligation or liability of any other Person, except for Guaranties of obligations (including Indebtedness) of the Loan Parties and their Subsidiaries permitted hereunder; provided, that any Guaranty by any Loan Party of any obligations of a Subsidiary that is not a Loan Party shall only be permitted to the extent permitted under Section 8.2.4 [Loans and Investments].”

(k)Section 8.2.4 [Loans and Investments] of the Credit Agreement is hereby amended by deleting clauses (v), (vi) and (vii) thereof in their entirety and replacing them with the following new clauses (v), (vi) and (vii):

"(v)	[Intentionally Omitted];"
"(vi)	Permitted Intercompany Investments; and"
"(vii)	loans, advances and other investments in an aggregate outstanding amount not to exceed $10,000,000.00."

(l)Section 8.2.4 [Loans and Investments] of the Credit Agreement is hereby further amended by adding the following new paragraph immediately after clause (vii) thereof:

“For purposes of calculating the amount of any investment, such amount shall equal (x) the amount of cash or non-cash assets actually invested less (y) any repayments, interest, returns, profits, dividends, distributions, income and similar amounts actually received in cash from such investment (from dispositions or otherwise) (which amount referred to in this clause (y) shall not exceed the amount of such investment at the time such investment was made). The amount of any investment consisting of the provision of services or the transfer of non-cash assets shall be equal to the fair market value of such services or non-cash assets, as the case may be, as reasonably determined by the Borrower in good faith.”

(m)Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement is hereby amended by adding “or consummate an LLC Division” before the first semicolon appearing therein.

(n)Section 8.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement is hereby amended by inserting “(including, in each case, by way of an LLC Division)” after the phrase “properties or assets” appearing therein.

(o)Section 8.3.4.6 [Other Reports] of the Credit Agreement is hereby amended by renumbering the subclause (iv) thereof as the new subclause (v), and inserting a new subclause (iv) thereof as follows:

(iv)USA Patriot Act; Beneficial Ownership.  Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(p)Section 11.8.1 [Successors and Assigns Generally] of the Credit Agreement is hereby amended by adding “(including, in each case, by way of an LLC Division)” after the word “hereunder” in the fourth sentence.

(q)A new Section 11.15 is hereby added to the Credit Agreement as follows:

11.15Acknowledgement Regarding Any Supported QFCs.    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.General.

(a)Conditions Precedent.  The Loan Parties, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(i)Amendment.  The Loan Parties, the Administrative Agent and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent.

(ii)USA Patriot Act Diligence.  Administrative Agent and each Lender shall have received, in form and substance acceptable to Administrative Agent and each Lender such documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to Administrative Agent and each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.

(iii)Fees and Expenses.  The Borrower shall have paid to the Administrative Agent any costs and expenses of the Administrative Agent, including without limitation, reasonable fees of the Administrative Agent's counsel in connection with this Amendment.

(iv)Miscellaneous.  The Administrative Agent shall have received such other documents, agreements, instruments, deliverables and items reasonably deemed necessary by the Administrative Agent.

(b)Representations, Warranties and Covenants.  The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(i)the Borrower's and Guarantors' obligations under the Credit Agreement are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;

(ii)the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and such Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents to which it is a party and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(iii)the Loan Parties and their Subsidiaries possesses all of the powers requisite for it to enter into and carry out the Permitted Foreign Subsidiary Investment consummated as of the date hereof and to execute, enter into and perform the terms and conditions of each to which it is a party evidencing the Permitted Foreign Subsidiary Investment consummated as of the date hereof; any and all actions required or necessary pursuant to the such Loan Party's or Subsidiary's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Loan Parties and their Subsidiaries of the terms and conditions of the Permitted Foreign Subsidiary Investment consummated as of the date hereof; and the consummation of the Permitted Foreign Subsidiary Investment as of the date hereof will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the such Loan Party or such Subsidiary is a party or by which such Loan Party or such Subsidiary or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Loan Party and such Subsidiary of the terms and conditions of the Permitted Foreign Subsidiary Investment consummated as of the date hereof have been obtained and are full force and effect;

(iv)this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

(v)the Loan Parties have received all material consents, regulatory approvals and licenses (including all applicable state and local regulatory bodies) required to effectuate the transactions to be effective as of the Third Amendment Effective Date;

(vi)consummation of the transactions to be effective as of the Third Amendment Effective Date will not result in a violation of any applicable legal or regulatory prohibitions or restrictions;

(vii)all representations and warranties made by the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects), except for representations and warranties which (i) specifically refer to an earlier date which shall have been true and correct in all material respects as of such earlier date referred to therein, and (ii) are qualified by materiality which will be true and correct in all respects and the Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(viii)this Amendment is not a substitution, novation, discharge or release of the Borrower's or any Guarantor's obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect;

(ix)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the other Loan Documents;

(x)no Material Adverse Change has occurred since December 29, 2018; and

(xi)the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

(c)Incorporation into the Credit Agreement and other Loan Documents.  This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  The term "Loan Documents" as defined in the Credit Agreement shall include this Amendment.

(d)Severability.  If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

(e)Successors and Assigns.  This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder.  Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

(f)Reimbursement of Expenses.  The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

(g)Counterparts.  This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

(h)Entire Agreement.  This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

(i)Headings.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(j)No Novation.  This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Borrower and/or the Guarantors under the Credit Agreement or any other Loan Document.

(k)Construction.  The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

(l)Governing Law.  This Amendment shall be deemed to be a contract under the laws of the State of Florida and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to its conflict of laws principles.

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[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

HELIOS TECHNOLOGIES, INC. (f/k/a SUN HYDRAULICS CORPORATION),
a Florida corporation

By: ________________________________
Name:Tricia Fulton
Title:Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

GUARANTORS:

ENOVATION CONTROLS, LLC,
an Oklahoma limited liability company

By:	Helios Technologies, Inc., its managing member

By: ________________________________
Name:Tricia Fulton
Title:Chief Financial Officer

SUN HYDRAULICS, LLC,
a Florida limited liability company

By:	Helios Technologies, Inc., its sole manager

By: _______________________________
Name:Tricia Fulton
Title:Chief Financial Officer

FASTER, INC.,
an Ohio corporation

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: ________________________________
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

[LENDER]

By:
Name:
Title: